EXHIBIT 21



                                    SLADE'S FERRY BANCORP

                                    LIST OF SUBSIDIARIES

                                  =========================
                                 |                         |
                                 |  SLADE'S FERRY BANCORP  |-------100% OWNER OF SLADE'S FERRY
                                 |                         |       TRUST COMPANY
                                  =========================
                                            |
                                            |
                                            |

                             ==============================
                            |                              |
                            |  SLADE'S FERRY TRUST COMPANY |-------100% OWNER OF ALL SUBSIDIARIES
                            |                              |
                             ==============================
                                             |
                                             |
                                             |
        ----------------------------------------------------------------------------
       |                      |                            |                        |
       |                      |                            |                        |
 --------------    ----------------------    -----------------------------    -------------
|SLADE'S FERRY |  |    SLADE'S FERRY     |  |        SLADE'S FERRY        |  |SLADE'S FERRY|
|REALTY TRUST  |  |SECURITIES CORPORATION|  |PREFERRED CAPITAL CORPORATION|  |LOAN COMPANY |
 --------------    ----------------------     ----------------------------    -------------
